Exhibit 99.1

SIX FLAGS                                                             NEWS
--------------------------------------------------------------------------------

FOR:          SIX FLAGS, INC.
CONTACT:      Jim Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY 10168
              (212) 599-4693
KCSA          Joseph A. Mansi / Erika Levy
CONTACTS:     (212) 896-1205 / (212) 896-1208
              jmansi@kcsa.com / elevy@kcsa.com

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                SIX FLAGS SAYS ROLLER COASTER TEMPORARY SHUTDOWN
             SHOULD HAVE NO MATERIAL IMPACT ON FINANCIAL PERFORMANCE

NEW YORK, JUNE 14, 2005 -- Six Flags Inc. (NYSE:PKS) said today that the temporary shutdown of its Kingda Ka roller coaster is not expected to materially affect its financial performance and that the company remains comfortable with its previous guidance of $300 million in Adjusted EBITDA(1) for 2005. The company today posted a notice on its website that the coaster would be closed for several weeks.

     The company said the roller coaster, which opened in May at its Six Flags Great Adventure Park in Jackson, N.J., was shut down on June 8, after a malfunction during a routine test run. The ride had no passengers at the time and no one was injured. Repairs to the ride, including the fabrication of several custom parts, are underway.

     "Safety of course is our number one priority and we are above all committed to the safe operation of all of our attractions," said Kieran Burke, chairman and CEO of Six Flags. "At the same time we are eager to offer this spectacular roller coaster experience to our guests and are working diligently to bring Kingda Ka back on line soon."

     The company indicated that the shutdown could have a negative impact on attendance at this particular park over the next several weeks. However, it said the strong performance year-to-date across its theme park portfolio with


-------------------

(1) See Note 1 for a definition of Adjusted EBITDA and the required reconciliation.


           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                      Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                      Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS, INC.
JUNE 14, 2005
PAGE 2

attendance up 4.4% through last Sunday and season pass sales up 18%, the positive impact of several other new attractions and Kingda Ka's likely return to operation with much of the summer season left, led it to conclude the roller coaster's temporary shutdown would not have a material effect on its performance.

     "Although we are disappointed to have this attraction off line, we can assure our guests that there is still plenty to do and see at our Six Flags Great Adventure park, with over 60 other rides, including 12 other roller coasters," said Mr. Burke.

     Six Flags, Inc. is the world's largest regional theme park company.

                                     # # #


The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, including local conditions, events, disturbances and terrorist activities, accidents occurring at the Company's parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings, the time involved in returning Kingda Ka to service, including obtaining all necessary governmental authorizations and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's Worldwide Web site at www.sixflags.com.

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.



(1) EBITDA (Modified) is defined as net loss before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly extraordinary loss), minority interest in earnings (losses), interest expense (net), non-cash compensation, amortization and depreciation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by accounting principles generally accepted in the Unites States ("GAAP") and neither should be considered in isolation or as an alternative to net income (loss), income
     (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

SIX FLAGS, INC.
JUNE 14, 2005
PAGE 3

     The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the year ending December 31, 2005. Therefore, a reliable estimate of its net loss for that year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for 2005 to expected EBITDA (Modified) and expected Adjusted EBITDA for such year. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. For 2005, expected interest expense (net) is approximately $185,000,000 and expected minority interest in earnings is approximately $39,000,000.

                                                               Year Ending
                                                            December 31, 2005
                                                         ----------------------
  Income from operations                                 $       186,300
  Non-cash compensation                                              800
  Amortization                                                       900
  Depreciation                                                   156,000
                                                         ----------------------
  EBITDA (Modified)                                              344,000
  Third-party interest in EBITDA of certain parks(a)              44,000
                                                         ----------------------
  Adjusted EBITDA                                        $       300,000
                                                         ======================



(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.